EXHIBIT 10.2

AMENDED AND RESTATED
SPONSOR WARRANT PURCHASE AGREEMENT

               This AMENDED AND RESTATED SPONSOR WARRANT PURCHASE AGREEMENT, dated as of January 3, 2008 (this “Agreement”), is entered into by and between Trian Acquisition I Corp., a Delaware corporation (the “Company”), and Trian Acquisition I, LLC, a Delaware limited liability company (the “Sponsor”).

               WHEREAS, the Company and the Sponsor have entered into a Sponsor Warrant Purchase Agreement dated as of November 1, 2007 (the “Original Agreement”) and now wish to amend certain terms of the Original Agreement as reflected in this Agreement;

               WHEREAS, the Company has filed a registration statement (the “Registration Statement”) on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission in connection with a proposed initial public offering (the “Initial Public Offering”) of 75,000,000 units (“Units”), each consisting of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), and one warrant to purchase one additional share of Common Stock for $7.00 (a “Warrant”), subject to the terms and conditions set forth in the Registration Statement; and

               WHEREAS, the Company desires to issue and sell, and the Sponsor desires to purchase an aggregate of 10,000,000 Warrants in a private placement to occur immediately prior to the consummation of the Initial Public Offering;

               NOW, THEREFORE, for and in consideration of the promises and mutual covenants set forth herein, the parties hereto agree as follows:

               1.     Purchase and Sale of the Sponsor Warrants. Subject to and immediately prior to the consummation of the Initial Public Offering, the Company shall issue and sell to the Sponsor, and the Sponsor shall purchase from the Company, an aggregate of 10,000,000 Warrants (the “Sponsor Warrants”) at a purchase price of $1.00 per Sponsor Warrant for an aggregate purchase price of $10,000,000. The terms of the Sponsor Warrants are set forth in the Amended and Restated Warrant Agreement dated as of January 3, 2008 (the “Warrant Agreement”) between the Company and American Stock Transfer & Trust Company, as warrant agent.

               2.     Closing of Purchase and Sale. The closing of the purchase and sale of the Sponsor Warrants hereunder, including payment for and delivery of the Sponsor Warrants, shall take place at the offices of the Company or the Company’s legal counsel immediately prior to, and shall be subject to, the consummation of the Initial Public Offering. At the closing, the Company shall deliver to the Sponsor a certificate evidencing the Sponsor Warrants, substantially in the form attached as an exhibit to the Warrant Agreement, registered in the Sponsor’s name, upon the payment of the aggregate purchase price therefor in immediately available funds by delivery of a cashiers check or by wire transfer to an account designated by the Company.

               3.       Registration Rights. At the time of the closing of the Initial Public Offering, the Company and the Sponsor shall enter into a registration rights agreement pursuant to which the Company will grant certain registration rights to the Sponsor relating to the Sponsor Warrants and the Common Stock issuable upon exercise of the Sponsor Warrants.

               4.       Company Representations and Warranties. In connection with the issuance and sale of the Sponsor Warrants, the Company hereby represents and warrants to the Sponsor the following:

               (a)      Organization and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

               (b)      Authorization; No Breach. All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The issuance and sale by the Company of the Sponsor Warrants does not conflict with the certificate of incorporation or by-laws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

               (c)      Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Common Stock issuable upon exercise of the Sponsor Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Sponsor will have good title to the Sponsor Warrants and the Common Stock issuable upon exercise of such Sponsor Warrants, free and clear of all liens, claims and encumbrances of any kind, other than transfer restrictions hereunder and under the other agreements contemplated hereby.

               5.       Sponsor Representations and Warranties. In connection with the purchase of the Sponsor Warrants, the Sponsor hereby represents and warrants to the Company the following:

               (a)      Investment Representations.

(i) The Sponsor is familiar with the Company’s business plans and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Sponsor Warrants. The Sponsor has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Sponsor understands that its investment in the Sponsor Warrants involves a high degree of risk. The Sponsor has sought such accounting, legal and tax advice as the Sponsor has considered necessary to make an informed investment decision with respect to the Sponsor’s acquisition of the Sponsor Warrants. The Sponsor has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Sponsor Warrants, and is able to bear the economic risk of an investment in the Sponsor Warrants in the amount contemplated hereunder. The Sponsor understands that there presently is no public market for the Sponsor Warrants and none is anticipated to develop in the foreseeable future. The Sponsor can afford a complete loss of its investment in the Sponsor Warrants. The Sponsor is purchasing the Sponsor Warrants for investment for the Sponsor’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

       (ii)      The Sponsor understands that the Sponsor Warrants have not been registered under the Securities Act or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and the Sponsor’s compliance with, the representations and warranties and agreements of the Sponsor set forth herein to determine the availability of such exemptions and the eligibility of the Sponsor to acquire such Sponsor Warrants, including, but not limited to, the bona fide nature of the Sponsor’s investment intent as expressed herein.

       (iii)      The Sponsor further acknowledges and understands that the Sponsor Warrants must be held indefinitely unless the Sponsor Warrants are subsequently registered under the Securities Act or an exemption from such registration is available. The Sponsor understands that the certificates evidencing the Sponsor Warrants will be imprinted with a legend that prohibits the transfer of the Sponsor Warrants unless the Sponsor Warrants are registered or such registration is not required in the opinion of counsel for the Company.

       (iv)      The Sponsor represents that the Sponsor is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

       (v)       The Sponsor did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act.

       (vi)      The Sponsor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Sponsor Warrants or the fairness or suitability of the investment in the Sponsor Warrants, nor have such authorities passed upon or endorsed the merits of the offering of the Sponsor Warrants.

               (b)      Organization and Corporate Power. The Sponsor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Sponsor has all necessary limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

               (c)      Authorization; No Breach. All limited liability company action necessary to be taken by the Sponsor to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Sponsor in connection with the transactions contemplated hereby has been duly and validly taken, and this Agreement has been duly executed and delivered by the Sponsor. This Agreement constitutes the valid, binding and enforceable obligation of the Sponsor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The purchase by the Sponsor of the Sponsor Warrants does not conflict with the organizational documents of the Sponsor or with any material contract by which the Sponsor or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to the Sponsor or its property.

               6.     Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the closing date of the purchase and sale of the Sponsor Warrants.

               7.     Transfer and Redemption Restrictions.

               (a)      Transfer Restrictions. The Sponsor hereby acknowledges and agrees to be bound by the transfer restrictions set forth in the Warrant Agreement.

               (b)      Redemption. Each of the Company and the Sponsor hereby acknowledges and agrees that, notwithstanding a call for redemption of the Sponsor Warrants by the Company in accordance with the terms of the Warrant Agreement, no Sponsor Warrants held by the Sponsor or any of its Permitted Transferees (as defined in the Warrant Agreement) at the time of such call for redemption shall be redeemable by the Company.

               8.     Miscellaneous.

               (a)      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

               (b)      Further Execution. The parties agree to take all such further action as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the Sponsor Warrants that are the subject of this Agreement.

               (c)      Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

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               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COMPANY:

TRIAN ACQUISITION I CORP.

By: /S/GREG ESSNER
       Name: Greg Essner
       Title:   Treasurer, Chief Financial
                   Officer and Secretary

SPONSOR:

TRIAN ACQUISITION I, LLC

By: /S/EDWARD P. GARDEN
       Name: Edward P. Garden
       Title:   Member